Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference within the Registration Statement on Form S-8 pertaining to the 2025 Equity Compensation Plan of MediaCo Holding Inc. of our report dated April 15, 2025, with respect to the consolidated financial statements of MediaCo Holding Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP (PCAOB ID 42)

Indianapolis, Indiana
October 7, 2026

A member firm of Ernst & Young Global Limited

A member firm of Ernst & Young Global Limited